Exhibit 99.2

Carved-Out Clinical Trial Supplies Operations of

Aptuit, LLC and Subsidiaries

Combined Balance Sheet

(In Thousands)

(Unaudited)
December 31, 2011

Assets
Current Assets:
Cash and cash equivalents	$13,433
Accounts receivable, net	29,478
Unbilled services	11,916
Inventories, net	—
Deferred tax assets	111
Other current assets	1,353

Total current assets	56,291

Property, plant, and equipment, net	71,280
Intangible assets, net	16,761
Goodwill	41,786
Non-current deferred tax assets	997
Other assets	689

Total assets	$187,804

Liabilities and Invested Capital
Current Liabilities:
Accounts payable	$13,231
Accrued liabilities	11,205
Unearned revenue	15,697
Income taxes payable	1,096
Other current liabilities	10

Total current liabilities	41,239

Other liabilities	1,073

Total liabilities	42,312

Commitments and Contingencies	—

Invested Capital	145,492

Total Liabilities and Invested Capital	$187,804

Carved-Out Clinical Trial Supplies Operations of

Aptuit, LLC and Subsidiaries

Combined Statement of Operations and Comprehensive Loss

(In Thousands)

(Unaudited)
Three months ended
December 31, 2011

Contract revenue	$41,460
Reimbursed costs	5,532

Total revenue	46,992

Costs and expenses:
Direct costs	11,882
Reimbursed costs	5,532
Compensation and benefits	15,463
Facilities and maintenance costs	3,816
Depreciation and amortization	3,008
Professional fees and outside services	4,356
General and administrative expenses	1,652
Travel and entertainment	479

Total costs and expenses	46,188

Income from operations	804

Interest expense, net	5,390
Other expense, net	125

Loss before income taxes	(4,711)

Income tax expense	1,115

Net loss and comprehensive loss	$(5,826)

Carved-Out Clinical Trial Supplies Operations of

Aptuit, LLC and Subsidiaries

Combined Statement of Invested Capital

(In Thousands)

(Unaudited)
December 31, 2011

Balance, September 30, 2011	$146,631

Net loss and comprehensive loss	(5,826)

Net contributions from parent	4,687

Balance, December 31, 2011	$145,492

Carved-Out Clinical Trial Supplies Operations of

Aptuit, LLC and Subsidiaries

Combined Statements of Cash Flows

(In Thousands)

(Unaudited)
Three months ended
December 31, 2011

Net loss and comprehensive loss	$(5,826)

Operating activities:
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,008
Non-cash compensation	31
Changes in operating assets and liabilities:
Accounts receivable	2,750
Unbilled services	(2,106)
Inventories	42
Accounts payable and accrued expenses	456
Unearned revenue	8,492
Income taxes payable	(4,782)
Other assets and liabilities	(1,393)

Net cash provided by operating activities	672

Investing activities:
Purchases of property, plant and equipment	(85)

Net cash used in investing activities	(85)

Financing activities:
Net contribution from Parent	5,165

Net cash provided by financing activities	5,165

Increase in cash and cash equivalents	5,752
Cash and cash equivalents at beginning of year	7,681

Cash and cash equivalents at end of year	$13,433